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                                                                      Exhibit 11

                           Transworld HealthCare, Inc.
                 Statement Re Computation of Per Share Earnings
                      (In thousands, except per share data)


                                                             Primary Computation       Primary Computation
                                                                Three Months              Nine Months
                                                                Ended July 31,            Ended July 31,
                                                               1997         1996        1997         1996
                                                               ----         ----        ----         ----
(Loss) income before extraordinary loss                      ($30,387)    $   292     ($29,031)    $ 1,232

Extraordinary loss - early extinguishment of debt                           1,342                    1,342
                                                             --------     -------     --------     -------
Net loss                                                     ($30,387)    ($1,050)    ($29,031)    ($  110)
                                                             ========     =======     ========     =======
Weighted average number of shares outstanding                  15,123       5,982       11,907       5,510

Weighted average number of shares
  issuable per acquisition agreements                             321         321          321         445

Incremental shares, after application of treasury
    stock method, of stock options and warrants                   620         703          751         793
                                                             --------     -------     --------     -------
Shares used in calculation of net (loss) income per            16,064       7,006       12,979       6,748
    common share                                             ========     =======      =======     =======

Primary (loss) income per share of common stock:
   (Loss) income before extraordinary loss                   ($  1.89)    $  0.04     ($  2.24)    $  0.18
   Extraordinary loss - early extinguishment of debt                        (0.19)                   (0.20)
                                                             --------     -------     --------     -------
   Net loss per share                                        ($  1.89)    ($ 0.15)    ($  2.24)    ($ 0.02)
                                                             ========     =======     ========     =======


                                                           Fully Diluted Computation      Fully Diluted Computation
                                                                 Three Months                    Nine Months
                                                                 Ended July 31,                 Ended July 31,
                                                               1997         1996              1997         1996
                                                               ----         ----              ----         ----
(Loss) income before extraordinary loss                      ($30,387)    $   292           ($29,031)    $ 1,232

Extraordinary loss - early extinguishment of debt                           1,342                          1,342
                                                             --------     -------           --------     -------
Net loss                                                     ($30,387)    ($1,050)          ($29,031)    ($  110)
                                                             ========     =======           ========     =======
Weighted average number of shares outstanding                  15,123       5,982             11,907       5,510

Weighted average number of shares
  issuable per acquisition agreements                             321         321                321         445

Incremental shares, after application of treasury
    stock method, of stock options and warrants                   620         703                752         830
                                                             --------     -------           --------     -------
Shares used in calculation of net (loss) income per
    common share                                               16,064       7,006             12,980       6,785
                                                             ========     =======           ========     =======
Fully diluted (loss) income per share of common stock:
   (Loss) income before extraordinary loss                   ($  1.89)    $  0.04           ($  2.24)    $  0.18
   Extraordinary loss - early extinguishment of debt                        (0.19)                         (0.20)
                                                             --------     -------           --------     -------
   Net loss per share                                        ($  1.89)    ($ 0.15)          ($  2.24)    ($ 0.02)
                                                             ========     =======           ========     =======

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